Exhibit 99.1

              COMMONWEALTH BANKSHARES, INC., NORFOLK, VA, ANNOUNCES
                            AN 11-FOR-10 STOCK SPLIT

    NORFOLK, Va., May 18 /PRNewswire-FirstCall/ -- (Nasdaq: CWBS) -- The Directors of Commonwealth Bankshares, Inc. announced today the declaration of an 11-for-10 stock split, payable June 30, 2006, to shareholders of record as of June 19, 2006. Shareholders will receive 1 additional share for every 10 shares held. Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer, commented, "Commonwealth Bankshares is dedicated to enhancing the value of our shareholders' investment in our Company. The larger number of shares that will be outstanding as a result of this stock split should increase the float and trading volume in our stock to further benefit our shareholders. This stock split will help broaden our shareholders base and further strengthen the marketability of the shares. It also reinforces our confidence in the future growth of Commonwealth Bankshares and complements future capital planning. In addition, I am proud to say we have provided a total return to our shareholders, which includes appreciation in share price and reinvestment of cash dividends, of 50% in 2005. In fact, over a 3 and 5 year period, Commonwealth Bankshares' stock has enjoyed an average total return of 158% and 424%, respectively. These returns far exceed the most successful banking organizations in the country today."

    About Commonwealth Bankshares

    Commonwealth Bankshares, Inc. is the parent of Bank of the Commonwealth which opened its first office in Norfolk, Virginia, in 1971, creating a community bank that was attuned to local issues and could respond to the needs of local citizens and businesses. Over the last three decades, the Company's growth has mirrored that of the communities it serves. Today, Bank of the Commonwealth has ten bank branches strategically located throughout the Hampton Roads region and an extensive ATM network for added convenience. The Company continues to grow and develop new services, such as Online Banking and a Corporate Cash Management program and at the same time, maintain the longstanding commitment to personal service. Our slogan conveys our true corporate philosophy: "When you bank with us, you bank with your neighbors." Bank of the Commonwealth offers insurance services through its subsidiary BOC Insurance Agencies of Hampton Roads, Inc., title services through its subsidiary Executive Title Center, mortgage funding services through its subsidiary Bank of the Commonwealth Mortgage and investment related services through its new subsidiary, Commonwealth Financial Advisors, LLC.* Additional information about the company, its products and services, can be found on the Web at http://www.bankofthecommonwealth.com.

    *Securities and Insurance Products are: *not insured by FDIC or any Federal Government Agency * May Lose Value * Not a Deposit of or Guaranteed by the Bank or any Bank Affiliate. Securities and insurance offered through BI Investments, LLC. member NASD and SIPC. BI Investments is associated with Bank of the Commonwealth. Commonwealth Financial Advisors, LLC is a wholly-owned subsidiary of Bank of the Commonwealth. This press release contains forward- looking statements. Words such as "anticipates," " believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principals, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Commonwealth Bankshares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

SOURCE  Commonwealth Bankshares, Inc.
    -0-                             05/18/2006
    /CONTACT: Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares, Inc.,
+1-757-446-6904, ewoodard@bocmail.net/
    /Web site:  http://www.bankofthecommonwealth.com /
    (CWBS)